                         [FORWARD AIR CORPORATION LOGO]


                                                                    NEWS RELEASE

Contact: Andrew C. Clarke
         Chief Financial Officer
         and Senior Vice President
         (423) 636-7000

              FORWARD AIR CORPORATION REPORTS THIRD QUARTER RESULTS
                           AND APPOINTMENT OF NEW CEO

                     - EPS UP 38.1% ON REVENUE GAINS OF 5.4%
                       - BRUCE CAMPBELL NAMED NEW CEO
                     - SCOTT NISWONGER TO CONTINUE AS CHAIRMAN

GREENEVILLE, Tenn. (October 27, 2003) -- Forward Air Corporation
(Nasdaq/NM:FWRD), a high-service-level contractor to the air cargo industry providing time-definite service in the United States and Canada, today reported results for the third quarter of 2003.

Income from operations for the quarter ended September 30, 2003 increased 38.9% to $10.0 million from $7.2 million in the prior-year quarter. Operating revenue for the period increased 5.4% to $60.5 million compared with $57.4 million for the same quarter in 2002. Net income for the third quarter of 2003 increased 37.0% to $6.3 million from $4.6 million in the prior-year quarter. Diluted earnings per share for the third quarter of 2003 were $0.29, an increase of 38.1% compared with $0.21 in the prior-year quarter.

Income from operations for the nine months ended September 30, 2003 was $28.6 million, an increase of 21.7%, compared with $23.5 million in the prior-year period. Operating revenue for the period was $176.3 million compared with $166.7 million for the same period in 2002, an increase of 5.8%. Net income for the first nine months of 2003 was $18.1 million, an increase of 22.3%, compared with $14.8 million in the prior-year period. Diluted earnings per share for the first nine months of 2003 were $0.84, an increase of 25.4%, compared with $0.67 in the prior-year period.

Today, Forward Air also announced that Bruce Campbell, after 13 years with the Company as Chief Operating Officer, has been named Chief Executive Officer. Company founder Scott Niswonger will continue as the non-executive Chairman of the Board.

Bruce A. Campbell, President and CEO stated, "We are pleased to report another strong quarter during 2003. Through its continued focus on profitable growth and cost controls, the Company was able to deliver greater earnings to the bottom line than any other third quarter period in our history. Revenue from the airport-to-airport network continued to grow at 5.3% during the quarter led by improvements in average revenue per pound. Logistics revenue, while down 5.6% during the quarter, did show improvement as the quarter progressed as we were able to replace previously announced discontinued business with more profitable revenue."

Forward Air Corporation Reports Third Quarter Results and Appointment of New CEO October 27, 2003
Page 2


CAMPBELL NAMED NEW CEO; NISWONGER TO CONTINUE AS CHAIRMAN

At its meeting on October 27, the Board of Directors of Forward Air named Bruce
A. Campbell as the new CEO replacing Scott M. Niswonger, who will remain as the non-executive Chairman of the Board. Commenting on the succession, Scott Niswonger stated, "Forward Air has grown from an idea 13 years ago to a leading provider of time-definite transportation to the air cargo industry recognized by Forbes Magazine five years in a row as one of the "Best 200 Small Companies." Bruce Campbell has played a critical role in our success and I believe his leadership will allow the Company to expand its service offerings and customers."

Bruce Campbell was named President in 1998 after serving as the Executive Vice President and Chief Operating Officer since 1990 when he joined the Company.

EARNINGS CALL INFORMATION

Forward Air Corporation will hold its quarterly conference call to discuss third quarter results on Tuesday, October 28, 2003, at 9:00 a.m. EST. The Company's conference call will be available online at www.forwardair.com. The live webcast will begin at 9:00 a.m. EST on Tuesday, October 28, with the replay beginning shortly after the completion of the live call. Additionally, interested parties may participate in the call by dialing (877) 888-7019.

Forward Air Corporation Reports Third Quarter Results and Appointment of New CEO October 27, 2003
Page 3


                             FORWARD AIR CORPORATION
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands, except per share data)


                                            Three months ended      Nine months ended
                                           --------------------    --------------------
                                           9/30/03     9/30/02     9/30/03     9/30/02
                                           --------    --------    --------    --------
Operating revenue                          $ 60,513    $ 57,447    $176,333    $166,699

Operating expenses:
   Purchased transportation                  25,519      25,712      74,174      72,494
   Salaries, wages and employee
      benefits                               13,464      12,992      39,886      37,173
   Operating leases                           3,250       3,002       9,625       8,991
   Depreciation and amortization              1,888       1,849       5,440       5,615
   Insurance and claims                       1,508       1,327       4,140       4,117
   Other operating expenses                   4,865       5,351      14,461      14,813
                                           --------    --------    --------    --------
                                             50,494      50,233     147,726     143,203
                                           --------    --------    --------    --------
Income from operations                       10,019       7,214      28,607      23,496
Other income, net                               107         141         375         384
                                           --------    --------    --------    --------
Income before income taxes                   10,126       7,355      28,982      23,880
Income taxes                                  3,797       2,795      10,869       9,074
                                           --------    --------    --------    --------
Net income                                 $  6,329    $  4,560    $ 18,113    $ 14,806
                                           ========    ========    ========    ========

Income per share:
   Basic                                   $   0.30    $   0.21    $   0.85    $   0.69
   Diluted                                 $   0.29    $   0.21    $   0.84    $   0.67

Weighted average shares outstanding:
   Basic                                     21,341      21,669      21,279      21,595
   Diluted                                   21,782      22,084      21,671      22,221


                             FORWARD AIR CORPORATION
                             CONDENSED BALANCE SHEET
                                 (In thousands)


                                                                9/30/03        12/31/02
                                                               ---------     -----------
Assets:                                                        Unaudited     Audited (a)
   Cash and short-term investments                              $ 76,660      $ 53,916
   Other current assets                                           36,552        34,858
   Property and equipment, net                                    34,304        37,173
   Other assets                                                   19,121        19,564
                                                                --------      --------

Total assets                                                    $166,637      $145,511
                                                                ========      ========

Liabilities and shareholders' equity:
   Current liabilities                                          $ 18,173      $ 18,690
   Long-term obligations                                          10,090         8,475
   Shareholders' equity                                          138,374       118,346
                                                                --------      --------

Total liabilities and shareholders' equity                      $166,637      $145,511
                                                                ========      ========


(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation Reports Third Quarter Results and Appointment of New CEO October 27, 2003
Page 4



IMPORTANT INFORMATION

This report contains statements with respect to the Company's beliefs and expectations of the outcomes of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Written forward-looking statements may appear in documents filed with the Securities and Exchange Commission, in press releases and in reports to shareholders. Oral forward-looking statements may be made by the Company's executive officers and directors on behalf of the Company to the press, potential investors, securities analysts and others. The Private Securities Litigation Reform Act of 1995 contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. In connection with this safe harbor provision, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company in this press release. Without limitation, factors that might cause such a difference include economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's inability to maintain its historical growth rate because of a decreased volume of freight moving through the Company's network or decreased average revenue per pound of freight moving through the network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of the Company's customers and their ability to pay for services rendered, the Company's ability to secure terminal facilities in desirable locations at reasonable rates, the inability of the Company's information systems to handle an increased volume of freight moving through its network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve the Company's transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows, or results of operations. Forward-looking statements can be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," and similar expressions. The Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this report to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

                                      -END-